Exhibit 99.3

Unaudited Pro Forma Condensed Combining

Financial Statements of

Endeavour International Corporation

To reflect the Acquisition of OER oil AS

Unaudited Pro Forma Condensed Combining
Financial Statements of Endeavour International Corporation
(Amounts in thousands, except per share data)

The accompanying pro forma financial statements are presented in accordance with Article 11 of Regulation S-X. The following unaudited pro forma condensed combined financial information reflects adjustments to give affect to the following:

•	Endeavour International Corporation’s (“Endeavour”) purchase of OER oil AS (“OER”) (subsequently renamed Endeavour Energy Norge AS) for approximately $39 million, including $29 million in cash and 2.2 million shares of Endeavour common stock (the “Acquisition”). The Acquisition was completed in two phases. On November 23, 2004, Endeavour acquired a majority interest in OER from Lundin Petroleum B.V. (“Lundin”). Endeavour paid approximately $27 million in cash for all of Lundin’s shares in OER, representing about 76% of the outstanding shares of OER. On January 26, 2005, Endeavour purchased the remaining minority interest in OER for approximately $2 million in cash and 2.2 million shares of Endeavour common stock.

•	The income statement data assume that the Acquisition was consummated on January 1, 2003. The balance sheet data assume that the Acquisition was consummated on September 30, 2004.

OER’s historical financial statements were prepared in accordance with Norwegian generally accepted accounting principles (“N GAAP”), which differ in certain respects from accounting principles generally accepted in the United States (“US GAAP”) and have been adjusted to US GAAP. Certain reclassifications were made to OER’s historical financial statements to conform them to Endeavour’s presentation. Norwegian Kroner (“NOK”) amounts have been translated into U.S. dollars at the applicable historical rate in effect on the date of the relevant event/period. Our inclusion of this information is not meant to suggest that the Norwegian Kroner amounts actually represent such dollar amounts or that such amounts could have been converted into U.S. dollars at any particular rate, if at all.

The unaudited pro forma condensed combining financial data are not necessarily indicative of the results of operations or the financial position which would have occurred had the transactions been consummated at January 1, 2003, nor are they necessarily indicative of future results of operations or financial position. The unaudited pro forma combined financial data should be read in conjunction with the historical consolidated financial statements and related notes thereto of Endeavour and OER.

Endeavour International Corporation
Unaudited Pro Forma Condensed Combining Balance Sheet
As of September 30, 2004

(Amounts in thousands)

									OER
		OER under N		Adjustments to			OER under		under US	Acquisition		Pro Forma
	Endeavour	GAAP		US GAAP			US GAAP		GAAP	Adjustments		Combined
	US$	NOK		NOK			NOK		US$	US$		US$
									(B)
Current Assets:
Cash	$36,258	kr	41,538				kr	41,538	$5,884	$(29,052	) (B)	$13,090
Receivables	161		27,404					27,404	3,882			4,043
Other Current Assets	1,691		31,587					31,587	4,474			6,165

Total Current Assets	38,110		100,529					100,529	14,240	(29,052)		23,298

Equity Interests in Entities with Oil and Gas Properties	3,063		—					—	—			3,063

Property and Equipment, net	14,590		85,682		133,629	(A)		219,311	31,064	(31,064	) (C)	46,148

										31,558	(B)
Intangible Assets	4,800		—					—	—			4,800
Goodwill	—		—					—	—	27,951	(B)	27,951
Other Assets	4,736		8,850		(8,850	) (A)		—	—			4,736

Total Assets	$65,299	kr	195,061	kr	124,779		kr	319,840	$45,304	$(607)		$109,996

Endeavour International Corporation
Unaudited Pro Forma Condensed Combining Balance Sheet
As of September 30, 2004

(Amounts in thousands)

									OER
		OER under N		Adjustments to			OER under		under US	Acquisition		Pro Forma
	Endeavour	GAAP		US GAAP			US GAAP		GAAP	Adjustments		Combined
	US$	NOK		NOK			NOK		US$	US$		US$
									(B)
Current Liabilities:
Accounts Payable and Accrued Expenses	$4,247	kr	2,862				kr	2,862	$405	$858	(D)	$5,510
Other Current Liabilities	116		3,099					3,099	440			556

Total Current Liabilities	4,363		5,961					5,961	845	858		6,066

Long-term Debt	—		83,000					83,000	11,756			11,756
Deferred Taxes	—		—		105,355	(A)		105,355	14,923	(14,923	) (D)	15,299
										15,299	(C)

Other Liabilities	3,655		15,191		32,132	(A)		47,323	6,703	(6,682	) (D)	10,334
										6,658	(C)

Total Liabilities	8,018		104,152		137,487			241,639	34,227	1,210		43,455

Stockholders’ Equity:
Common Stock	69		5,334					5,334	756	(756	) (D)	71
										2	(C)

Additional Paid In Capital	131,860		28,466					28,466	4,032	(4,032	) (D)	141,118
										9,258	(C)

Other Equity	(9,249)		—					—	—			(9,249)
Accumulated Earnings (Deficit)	(65,399)		57,109		(12,708	) (A)		44,401	6,289	(6,289	) (D)	(65,399)

Total Stockholders’ Equity	57,281		90,909		(12,708)			78,201	11,077	(1,817)		66,541

Total Liabilities and Stockholders’ Equity	$65,299	kr	195,061	kr	124,779		kr	319,840	$45,304	$(607)		$109,996

Endeavour International Corporation
Unaudited Pro Forma Condensed Combining Statement of Operations
For the Nine Months Ended September 30, 2004
(Amounts in thousands, except per share data)

		OER under N		Adjustments to		OER under US		OER under US	Acquisition		Pro Forma
	Endeavour	GAAP		US GAAP		GAAP		GAAP	Adjustments		Combined
	US$	NOK		NOK		NOK		US$	US$		US$
								(B)
Revenues	$8	kr	155,051			kr	155,051	$22,536	$		$22,544

Expenses:
Operating expenses	1		54,910				54,910	7,981			7,982

Depletion and amortization	890		18,099	45,674	(A)		63,773	9,269	(9,269	)(F)	6,449
									5,559	(G)

Equity interest in oil and gas partnerships	224		—				—	—			224
General and administrative	9,141		8,030				8,030	1,167			10,308

Total expenses	10,256		81,039	45,674			126,713	18,417	(3,710)		24,963

Income (Loss) from Operations	(10,248)		74,012	(45,674)			28,338	4,119	3,710		(2,419)

Other (Income) Expense:
Consideration given in excess of fair market value of assets acquired	10,779		—				—	—			10,779
Interest income	(398)		(1,670)				(1,670)	(243)			(641)
Interest expense	262		1,914				1,914	278			540
Other (income) expense	(1,999)		1,897				1,897	276			(1,723)

Total other (income) expense	8,644		2,141				2,141	311	—		8,955

Income (Loss) Before Income Taxes	(18,892)		71,871	(45,674)			26,197	3,808	3,710		(11,374)

Income Tax Expense	—		41,303	(39,438)	(A)		1,865	271	2,329	(H)	5,494
									2,894	(I)

Net Income (Loss)	(18,892)		30,568	(6,236)			24,332	3,537	(1,513)		(16,868)

Preferred Stock Dividends	385		—				—	—	—		385

Net Income (Loss) to Common Stockholders	$(19,277)	kr	30,568	kr	(6,236)	kr	24,332	$3,537	$(1,513)		$(17,253)

Net Loss Per Share – Basic and Diluted	$(0.31)										$(0.27)

Weighted Average Number of Common Share Outstanding – Basic and Diluted	62,596								2,184	(C)	64,780

Endeavour International Corporation
Unaudited Pro Forma Condensed Combining Statement of Operations
For the Year Ended December 31, 2003
(Amounts in thousands, except per share data)

		OER under N		Adjustments to		OER under US		OER under US	Acquisition		Pro Forma
	Endeavour	GAAP		US GAAP		GAAP		GAAP	Adjustments		Combined
	US$	NOK		NOK		NOK		US$	US$		US$
								(B)
Revenues	$27	kr	147,650			kr	147,650	$20,855	$		$20,882

Expenses:
Operating expenses	6		44,461				44,461	6,280			6,286
Depletion and amortization	1,497		24,081	58,726	(A)		82,807	11,696	(11,696	)(F)	8,702
									7,205	(G)

Impairment of oil and gas properties	25,168		—				—	—			25,168
Equity interest in oil and gas partnerships	1,217		—				—	—			1,217
Bad debt expense – related party	1,800		—				—	—			1,800
General and administrative	2,261		19,734				19,734	2,787			5,048

Total expenses	31,949		88,276	58,726			147,002	20,763	(4,491)		48,221

Income (Loss) from Operations	(31,922)		59,374	(58,726)			648	92	4,491		(27,339)

Other (Income) Expense:
Interest income	(240)		(1,910)				(1,910)	(270)			(510)
Interest expense	3,570		5,066				5,066	716			4,286
Other (income) expense	1,577		1,815				1,815	256			1,833

Total other (income) expense	4,907		4,971				4,971	702	—		5,609

Income (Loss) Before Income Taxes	(36,829)		54,403	(58,726)			(4,323)	(610)	4,491		(32,948)

Income Tax Expense (Benefit)	—		25,205	(52,254	) (A)		(27,049)	(3,820)	2,831	(H)	2,514
									3,503	(I)

Net Income (Loss)	(36,829)		29,198	(6,472)			22,726	3,210	(1,843)		(35,462)

Preferred Stock Dividends	4,406		—				—	—	—		4,406

Net Income (Loss) to Common Stockholders	$(41,235)	kr	29,198	kr	(6,472)	kr	22,726	$3,210	$(1,843)		$(39,868)

Net Loss Per Share – Basic and Diluted	$(1.18)										$(1.07)

Weighted Average Number of Common Share Outstanding – Basic and Diluted	35,076								2,184	(C)	37,260

Endeavour International Corporation

Notes to Unaudited Pro Forma Condensed

Combining Statements

(A)	To adjust the historical balances of OER under N GAAP to US GAAP. The primary differences between N GAAP and US GAAP for OER are as follows:

a.	Asset Retirement Obligation – Under US GAAP, Statement of Financial Accounting Standards No. 143, “Accounting for Asset Retirement Obligations” requires companies to record the fair value of the liability for closure and removal costs associated with the legal obligations upon retirement or removal of any tangible long-lived assets. Under this standard, the initial recognition of the liability occurs in the period in which it is incurred and a reasonable estimate can be made. In subsequent periods, amounts due to the passage of time are recorded as accretion and revisions to the estimate are recorded as an adjustment to the liability. Upon recognition of the liability, the related asset is capitalized as part of the asset cost for the amount of the liability and amortized over the related assets estimated useful life on the unit of production basis for oil and gas operations. Under N GAAP, provisions for decommissioning and abandonment are calculated in accordance with the unit of production method and recorded as production expenses in the income statement with a corresponding recording of the liability provision.

b.	Full Cost Method of Accounting for Oil and Gas Operations – Under US GAAP, depreciation for oil and gas operations is calculated based on proved reserves and country by country cost centres. Under N GAAP, depreciation has been calculated on proved and probable reserves on a field by field basis.

c.	Purchase of Assets – Under US GAAP, Emerging Issues Task Force Issue (“EITF”) No. 98-11, “Accounting for Acquired Temporary Differences in Certain Purchase Transactions That Are Not Accounted for as Business Combinations,” the assigned value of the asset and the related deferred tax asset or liability should be determined under the simultaneous equations method in determining amount of deferred taxes applicable to the transaction. Under N GAAP, additional deferred taxes were not provided on the transaction to acquire the interests in producing fields and any difference between the financial and tax bases are treated as permanent differences. In accordance with EITF No. 98-11, any deferred credit arising from the application of this Issue should not be classified as part of deferred tax liabilities or as an offset to deferred tax assets. Under N GAAP, the deferred credit arising from the tax loss acquired through an acquisition was classified as an offset to deferred tax assets.

d.	Deferred tax effect of US GAAP adjustments. Under US GAAP, income taxes are based on the liability method. Differences between book and tax basis of assets acquired are included as deferred tax liabilities and therefore the tax effect of these differences does not result in a permanent difference as they do in N GAAP. The removal of the effect of the

Endeavour International Corporation

Notes to Unaudited Pro Forma Condensed

Combining Statements

permanent difference for US GAAP results in an effective rate on the changes between N GAAP and US GAAP that is not equal to the Norwegian statutory rate of 78%.

(B)	Norwegian Kroner amounts have been translated into U.S. dollars at the applicable historical rate in effect on the date of the relevant event/period. For the balance sheet, the exchange rate was 7.06 kroner. For the nine months ended September 30, 2004, the average exchange rate was 6.88 kroner. For the year ended December 31, 2003, the average exchange rate was 7.08 kroner.

(C)	To record the acquisition of OER for approximately $39 million, including $29 million in cash and 2.2 million shares of our common stock. The preliminary purchase price allocation is determined as follows:

Common stock issued	2,184
Average stock price	$4.24

Fair value of stock issued	$9,260
Cash paid	29,052
Estimated expenses	858

Preliminary purchase price	$39,170

Allocation of purchase price:
Current assets	$14,240
Property, plant and equipment	31,558
Goodwill	27,951
Current liabilities	(845)
Long-term debt	(11,756)
Deferred taxes	(15,299)
Other long-term liabilities	(6,679)

The average stock price is based on a five day period beginning two days before the announcement of the transaction. The purchase price allocation set forth above and reflected in the pro forma financials is preliminary and subject to change in the fair value of OER’s working capital and other liabilities on the effective date and the actual transaction expenses incurred. Management does not believe the final purchase price allocation will differ materially from the preliminary purchase price allocation.

(D)	To eliminate OER’s historical property, deferred tax liability, asset retirement obligation and equity.

(E)	To record estimated legal, accounting and other expenses for the Acquisition.

(F)	To eliminate OER’s historical depletion and amortization.

(G)	To record depletion and amortization after giving affect to the purchase price allocation.

Endeavour International Corporation

Notes to Unaudited Pro Forma Condensed

Combining Statements

(H)	To eliminate OER’s historical tax credit associated with a purchase of assets that is not available to Endeavour upon the Acquisition.

(I)	To record the income tax effect of the adjustments discussed above at the Norwegian statutory rate of 78%.